UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2010

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	000-51112	20-2118147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Bass Road, Macon, Georgia 31210

(Address of Principal Executive Offices)

(478) 476-2170

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Atlantic Southern Financial Group, Inc. (the “Company”), the holding company for Atlantic Southern Bank (the “Bank”), entered into a Written Agreement (the “Agreement”) with the Federal Reserve Bank of Atlanta (“Federal Reserve”) and the Georgia Department of Banking and Finance (“Georgia Department”) on March 26, 2010.  The Federal Reserve publicly announced the execution of the Agreement and made the Agreement available on its website (http://www.federalreserve.gov/) on April 6, 2010.

The Agreement is designed to enhance the Company’s ability to act as a source of strength to the Bank. Substantially all of the requirements of the Agreement are similar to those already in effect for the Bank pursuant to the Order to Cease and Desist entered into with the Georgia Department and the Federal Deposit Insurance Corporation (“FDIC”) on September 11, 2009, and disclosed on our Current Report on Form 8-K on September 17, 2009.

Pursuant to the Agreement, the Company will be prohibited from declaring or paying dividends without prior written consent from the Federal Reserve and the Georgia Department.  In addition, pursuant to the Agreement, without the prior written consent of regulators, the Company is prohibited from taking dividends, or any other form of payment representing a reduction of capital, from the Bank; paying interest, principal or other sums on subordinated debentures and trust preferred securities; incurring, increasing or guaranteeing any debt; redeeming any shares of the Company’s common stock; and increasing salaries or bonuses paid to executive officers.  All salaries, bonuses and fees, excluding the reimbursement of expenses valued at less than $500 in the aggregate per month per executive officer, must be preapproved by the Board of Directors on a regular basis. In appointing any new director or any executive officer, the Company is required to notify regulatory authorities and comply with restrictions on indemnification and severance. The Company will also provide quarterly written progress reports to the Federal Reserve.

Within 60 days of the Agreement, the Company will submit to the Federal Reserve a written plan designed to maintain sufficient capital at the Company, on a consolidated basis, and at the Bank.  The Agreement does not contain specific target capital ratios or specific timelines, but requires that the plan address the Company’s current and future capital requirements, the Bank’s current and future capital requirements, the adequacy of the Bank’s capital taking into account its risk profile, and the source and timing of additional funds necessary to fulfill the Company’s and the Bank’s future capital requirements.

The provisions of the Agreement remain in effect and enforceable until stayed, modified, terminated or suspended by the Federal Reserve and the Georgia Department.  All Bank deposits remain fully insured by the FDIC to the maximum extent allowed by law and the Bank’s lending and deposit operations continue to be conducted in the usual and customary manner as the Bank continues to meet the financial needs of businesses and consumers in our communities.

The foregoing description of the Agreement is qualified in its entirety by reference to the complete copy of the form of Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

Exhibit Number	Description

Exhibit 10.1	Written Agreement between Atlantic Southern Financial Group, Inc. and Federal Reserve Bank of Atlanta, dated March 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

DATE: April 7, 2010	By:	/s/ Carol W. Soto
Carol W. Soto
Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number
10.1	Written Agreement between Atlantic Southern Financial Group, Inc. and Federal Reserve Bank of Atlanta, dated March 26, 2010